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                                                           EXHIBIT 10(p).2

                     EXCERPT FROM MINUTES
                 PERSONNEL COMMITTEE MEETING
                  TCF FINANCIAL CORPORATION
                      DECEMBER 18, 1994

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               RE: Senior Officer Deferred Compensation Plan

      Following discussion, and upon motion duly made, seconded and carried, the following resolutions were adopted:

         WHEREAS, this Committee has authority to recommend amendments to the Senior Officer Deferred Compensation
      Program for adoption by the board; and

         WHEREAS, an amendment (the "Amendment") has been proposed to change the payout schedule, effective for distributions commencing on or after 1/1/97 for those participants who consent to this change pursuant to the plan, to an installment payout method over 15 years in all cases, subject to potential negotiation with this Committee of a faster payment schedule in consideration of such things as possible execution of a non-competition agreement which is reasonable in scope
      (however, this 15-year installment payment period shall apply to terminations due to disability or death on or after 1/1/95 of participants who consent to the amendment in accordance with the terms of this Amendment);

         NOW, THEREFORE, IT IS HEREBY

         RESOLVED, that this Committee hereby recommends for board approval the following Amendment revising Section 4 of the Senior Officer Deferred Plan and Section 4.3 of the Senior
      Officer Trust to allow investment in TCF common stock (and other investments) during any period after leaving the company when the senior officer continues to have an account in the plan and restating Section 5 of the Senior Officer Deferred
      Compensation Plan to read as follows, effective for terminations of employment on or after January 1, 1997, except as otherwise provided in this Amendment:

      AMENDMENTS TO TCF FINANCIAL SENIOR OFFICER DEFERRED COMPENSATION PLAN

      Sections 4.c. and 5 of the Plan document are amended to read as follows:

         4.  TRUST. ... c. An Employee's right to direct the
      investment of the Employee's separate account shall continue during any period of distribution subsequent to the Employee's termination of employment in the same manner as if the Employee had continued as an active Employee, although the Committee may, in its discretion, add additional registered mutual funds or collective or common trustee funds which are available only for the accounts of terminated Employees if the Committee deems such funds to be particularly appropriate or suitable for such accounts.

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         5. PAYMENT OF DEFERRED AMOUNTS. Not later than 30 days
      following the first day of the calendar month next following the termination of an Employee's employment or disability (as defined herein), the Committee shall direct the Trustee to commence distribution of the amounts credited to such Employee's Account. Commencing within such 30 day period, the balance credited to the Employees Account shall be paid as follows:

         a. For distributions commencing on or after January 1, 1997 (or distributions commencing on or after January 1, 1995 after a termination of employment due to death or disability), payment shall be in fifteen annual installments except that the Committee may determine on a case by case basis to approve a different payment schedule for an Employee after taking into account whether such a schedule would be in the best interests of TCF Financial, including whether the Employee has executed a non-competition agreement in form and scope reasonably acceptable to the Committee, and such other factors as the Committee considers appropriate in each case. Any alternative payment schedule approved by the Committee under this paragraph 5.a. may be in the form of installments over such period as the Committee selects, in the form of a lump sum, or any combination of installments and lump sum payments as the Committee determines to be in TCF Financial's best interests.
      For distributions commencing prior to January 1, 1997 and not after a termination of employment due to death or disability, and for distributions from the Accounts of Employees who did not consent to the terms of this paragraph 5.a., the balance in the Account shall be paid as provided in paragraph h of this section.

         b. The first payment under paragraph 5.a. shall be paid on a date selected by the Committee which is no later than 30 days after the Committee's direction as to the form and timing of distributions is made. Succeeding installments (if any) shall be paid on January 31 of each calendar year following the calendar year in which the first payment was made.

         c. Each payment shall be made in cash or in kind as the Committee, in its discretion, shall determine, and each annual installment payment shall have a value equal to the amount credited to Employee's Account as of the first day of the calendar month in which the installment is paid multiplied by a fraction, the numerator of which is one and the denominator of which is the number of installments remaining to be paid, including the current installment.

        d. For purposes of this section, an Employee's employment is considered to terminate as of the date which is the later of (i) Employee's last date of service for the Company, or (ii) the last date on which there is an employment relationship between the Employee and a Company.

        e. For purposes of this section, an Employee is disabled as of the date the Employee is eligible for payments under the long term disability plan of a Company.

        f. In the event installment payments commence and any installments are unpaid at the time of Employee's death, the payments shall be made at the times and in such amounts as if Employee were living to the persons specified in paragraph 7.a.

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        g. For purposes of this section, an Employee's termination of employment is considered a retirement if it occurs on or after the date the employee has attained age 55.

        h. For distributions to Employees who did not consent to the terms of paragraph 5.a. or distributions otherwise not subject to the terms of Paragraph 5.a., distribution shall occur or commence within 30 days after the Employee's termination of employment and shall consist of a single lump sum equal to the total value of the Employee's Account as of the first day of the calendar month in which the distribution is made unless the termination of employment was due to retirement or disability
      (as defined herein), in which case the distribution shall be in five annual installments PROVIDED THAT the Committee shall reduce the number of installments as necessary to provide for annual payments of at least $15,000 or, if the value of the Employee's Account is less than $15,000 as of any annual installment payment date, the Account shall be paid in full as of such installment payment date.

        i. Notwithstanding any other provision of this Section 5 or any payment schedule approved by the Committee pursuant to this Section 5 and regardless of whether payments have commenced under this Section 5, in the event that the Internal Revenue Service should finally determine with respect to an Employee who has terminated employment with the Company that part or all of the value of the Employee's Deferred Amounts or Plan Account which have not actually been distributed to the Employee, or that part or all of a related Trust Account which has not actually been distributed to the Employee, is nevertheless required to be included in the Employee's gross income for federal and/or State income tax purposes, then the Deferred Amounts or the Account or the part thereof that was determined to be includible in gross income shall be distributed to the Employee in a lump sum as soon as practicable after such determination without any action or approval by the Committee.
      A "final determination" of the Internal Revenue Service for purposes of this paragraph 5.i. is a determination in writing by said Service ordering the payment of additional tax, reporting of additional gross income or otherwise requiring Plan amounts to be included in gross income, which is not appealable or which the Employee does not appeal within the time prescribed for appeals.

      I, Gregory J. Pulles, Secretary of TCF Financial Corporation do hereby certify that the foregoing is a true and correct copy of excerpt of minutes of the Personnel Committee of the Corporation meeting held on December 18, 1994, and that the minutes have not been modified or rescinded as of the date hereof.

                                     /s/ Gregory J. Pulles
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                                    Gregory J. Pulles
(Corporate Seal)

Dated: March 28, 1995